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                                                                     EXHIBIT 5.1

                                  July 14, 2000

InfoCure Corporation
1765 The Exchange, Suite 500
Atlanta, Georgia 30339

         Re: InfoCure Corporation -- Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for InfoCure Corporation, a Delaware corporation (the "Company"), in connection with the registration pursuant to a Registration Statement on Form S-3 (File No. 333-40704) (the "Registration Statement") filed with the Securities and Exchange Commission by the Company of convertible subordinated debt securities ("Convertible Debt Securities"), preferred stock, par value $.001 per share ("Preferred Stock"), common stock, par value $.001 per share ("Common Stock"), and depositary shares representing Preferred Stock ("Depositary Shares") to be issued from time to time by the Company. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Registration Statement.

         In such capacity, we have examined (i) the form of Indenture filed as an exhibit to the Registration Statement and (ii) the form of Deposit Agreement filed as an exhibit to the Registration Statement. We have also examined, and have relied as to matters of fact upon, original, certified, conformed or photographic copies of such corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly.

         We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture and the Deposit Agreement have been duly authorized by all requisite action by each party thereto, and that such agreements, when executed and delivered by the parties thereto, will have been duly executed and delivered by the parties thereto, and will be valid and binding agreements of the parties thereto (other than the Company) enforceable against the parties thereto (other than the Company) in accordance with their respective terms.


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InfoCure Corporation
July 14, 2000
Page 2

         This opinion is limited in all respects to the federal laws of the United States of America and the laws of the States of Delaware and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

                  (i) The Convertible Debt Securities, when the definitive terms and provisions thereof have been duly established and when duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies;

                  (ii) Any shares of Preferred Stock, when issued and delivered pursuant to the Registration Statement and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Preferred Stock;

                  (iii) Any shares of Common Stock, when issued and delivered pursuant to the Registration Statement and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock;

                  (iv) The Deposit Agreement, when duly executed and delivered by the Company and the Depositary, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies; and

                  (v) Any Depositary Shares, when issued and delivered pursuant to the Registration Statement and paid for by the purchasers thereof, will represent a fractional interest in a duly authorized and validly issued, fully paid and nonassessable share of Preferred Stock.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.


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InfoCure Corporation
July 14, 2000
Page 3

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                             Very truly yours,


                                             /s/ KING & SPALDING
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                                             King & Spalding